Exhibit 4.2

                            Form of Unit Certificate

                          BIOSHIELD TECHNOLOGIES, INC.
                              A Georgia Corporation
                            Authorized Capitalization
                 10,000,000 shares of Common Stock, no par value

No. U___________                                         __________Units
See Reverse For
Certain Definitions                                      CUSIP ______________

    Units Consisting Of One Share of Common Stock And One Warrant Each Warrant
                      To Purchase One Share Of Common Stock

         This certifies that _____________________ is the owner of ________ Units as described above, transferable only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney, on surrender of the Certificate properly endorsed.

         Each Unit consists of one (1) share of BIOSHIELD TECHNOLOGIES, INC. stock, no par value (the "Common Stock") and one (1) Warrant (each individual warrant, the "Warrant"), each Warrant to purchase one (1) share of Common Stock for $9.00 per share at any time on or after the Warrants become separately tradable but no later than _________ 1998 and before 5:00 P.M. Eastern Standard Time on __________ 2002 (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement dated as of __________ 1998 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 40 Wall Street, New York, New York 10005, and are available to any Warrant holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 P.M., Eastern Standard Time, on the Expiration Date.

         This Certificate is not valid unless countersigned and registered by the Transfer Agent and the Registrar of the Company.

         The Warrants and the shares of Common Stock of BIOSHIELD TECHNOLOGIES, INC. represented by this Unit Certificate shall be nondetachable and not separately tradable until the earlier of __________ 1998 or such earlier date as shall be determined by ____________________, as the representatives of the several underwriters (the "Separation Date").

Dated                                   SEAL       BIOSHIELD TECHNOLOGIES, INC.
Countersigned and Registered
American Stock Transfer & Trust Company
New York, New York
Transfer Agent and Registrar

By ____________________        ____________________       ____________________
Authorized Signature         Jacques Elfersy                    Timothy C.Moses
                            Secretary                          Co-Chairman and
                                                        Chief Executive Officer
                      Form of Reverse Side Of Unit Certificate


                          BIOSHIELD TECHNOLOGIES, INC.

         The Corporation will furnish upon request and without charge to each stockholder the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock and series within a class of stock of the Corporation, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights. A Stockholder may make the request to the Corporation or to its Transfer Agent and Registrar.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations;

TEN COM - as tenants in common              UNIF GIFT ACT______Custodian_______
TEN ENT  - as tenants by the entireties                           (Cust)
(Minor)
JT TEN   - - as joint tenants with right of   under Uniform Gifts to Minors
         Survivorship and not as tenants      Act ___________________
          In common                                    (State)
                        Additional abbreviations may also be used though not in the above list.

For value received,______________________  hereby sell, assign and transfer unto

 Please insert Social Security or other
 Identifying Number of Assignee
 ------------------------------

         (Please Print Or Typewrite Name And Address, Including Zip Code Of Assignee) ______________________________________________________________________
Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within-named Corporation with the full power of substitution in the premises.

Dated, ______________________________________
                           X__________________________________
                                   (Signature)
                           X__________________________________
                                  (Signature)

NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The Signature(s) Should Be Guaranteed By An "Eligible Guarantor Institution" As Defined In Rule 17Ad-15 Under The Securities And Exchange Act Of 1934 As Amended.

Signature(s) Guaranteed By: _________________________________________